Exhibit          99.1          Press Release


Environmental Safeguards Applies to Delist From Amex
Wednesday September 4, 10:00 am ET


HOUSTON, Texas, Sept. 4 /PRNewswire-FirstCall/ -- Today, Environmental Safeguards, Inc. (Amex: EVV - News) announced that it has filed an application with the Securities and Exchange Commission to withdraw its common stock from listing and registration on the American Stock Exchange. The American Stock Exchange has been notified of this filing.

The Board of Directors felt that it was in the best interest of its shareholders to initiate the delisting from the American Stock Exchange and initiate steps to cause its shares to be traded on the OTC Bulletin Board.

Forward Looking Statements contained in this press release involve risks and uncertainties which should be read in conjunction with the Company's recent 10K and 10Q Reports with particular reference to information regarding and factors affecting Forward Looking Statements in the Management's Discussion and Analysis of Financial Condition and Results of Operations.


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